UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2020

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aston Ave., Suite 100
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 18, 2020, we issued a note in the principal amount of $1,625,100 (the “PPP Note”) to Level One Bank evidencing a loan of that amount (the “PPP Loan”) we received under the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) administered by the U.S. Small Business Administration. In connection with issuing the PPP Note, we also made an Acknowledgment and Agreement Regarding Loan Forgiveness (the “Forgiveness Acknowledgment”).

The PPP Loan matures on April 18, 2022 and bears interest at a rate of 1.0% per annum. We must make monthly interest only payments beginning on November 18, 2020. One final payment of all principal plus any accrued unpaid interest is due at maturity. Under the terms of the PPP, we may prepay the PPP Loan at any time with no prepayment penalties. We may only use funds from the PPP Loan for payroll costs, costs used to continue group health care benefits, mortgage interest payments, rent payments, utility payments, and interest payments on other debt obligations incurred before February 15, 2020. We intend to use the entire PPP Loan for qualifying expenses. Under the terms of the PPP, certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act and as outlined in the Forgiveness Acknowledgment.

The foregoing summary of the material terms of the PPP Note and the Forgiveness Acknowledgment does not purport to be complete and is qualified in its entirety by reference to the PPP Note and the Forgiveness Acknowledgment, copies of which are attached as exhibits to this report and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 8.01. Other Events.

The Securities and Exchange Commission (the “SEC”) issued an Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465) (the “Order”), which provides conditional relief to registrants subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that are unable to meet a filing deadline due to circumstances related to COVID-19.

We have experienced significant disruptions to our business and operations due to circumstances related to COVID-19. Among other factors, we reduced the number of our employees significantly, including a portion of our finance staff, and all of our personnel are working remotely. In addition, we rely on third parties to perform analyses and other services related to the preparation of our financial statements, and those third parties have also experienced disruptions to their operations due to circumstances related to COVID-19. We will require additional time to prepare and finalize our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “1Q 10Q”) due to circumstances related to COVID-19.

In accordance with the Order, we are filing this report to report that we are relying on the Order with respect the 1Q 10Q, and that we expect to file the 1Q 10Q by approximately May 21, 2020, and in any event no later than 45 days after May 15, 2020.

Risk Factor Update

In light of recent developments relating to the COVID-19 pandemic, we are supplementing the risk factors previously disclosed in Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Current Report on Form 8-K, as filed with the SEC on March 19, 2020 and March 30, 2020, respectively, as follows:

Our cash flows from operations and liquidity have been materially adversely affected by the effects of the COVID-19 pandemic. We need to raise capital in the near term and our inability to do so could result in our lender foreclosing on all of our assets and/or us pursuing a restructuring, which may include a reorganization or bankruptcy under Federal bankruptcy laws, or a dissolution, liquidation and/or winding up.

Our cash flows from operations and liquidity have been materially adversely affected by the effects of the COVID-19 pandemic. The pandemic quickly negatively impacted the restaurant and bar industry, and our business suffered materially as a result. In many jurisdictions, including those in which we have many customers and prospective customers, restaurants and bars have been ordered by the government to shut down or close all on-site dining. Approximately 70% of our customers have requested that their subscriptions to our service be temporarily suspended, and we are uncertain if any of these customers will reopen for business or if they will continue to subscribe to our service if they do reopen. As a result, we have experienced material decreases in subscription revenue, advertising revenue and cash flows from operations, which we expect to continue for at least as long as the restaurant and bar industry continues to be negatively impacted by the COVID-19 pandemic.

We are carefully monitoring our liquidity, which has been materially and adversely impacted by the COVID-19 pandemic, and have taken steps to reduce our operating expenses and preserve capital. While we expect to meet our near term debt service obligations to Avidbank under our loan and security agreement, and we believe we satisfied our financial covenants under that agreement as of March 31, 2020, we expect that it will be difficult for us to do so in subsequent periods. Our ability to meet our debt service obligations and to satisfy our financial covenants will depend on our ability to operate and manage our business during this challenging time, particularly in light of having only 17 employees (as compared to 74 at December 31, 2019), on the extent to which the COVID-19 pandemic ultimately impacts our cash flows and on the duration of the impact, and on our ability to recover from the impact, all of which are uncertain and difficult to predict at this time. We may be required to implement additional cost-reduction measures going forward, which could further adversely affect our ability to manage and operate our business.

We currently have no arrangements for capital and no assurances can be given that we will be able to raise sufficient capital when needed, on acceptable terms, or at all. The effects of the COVID-19 pandemic on macroeconomic conditions and the capital markets make it more challenging to raise capital. If we are unable to raise sufficient additional capital in the very near term, we may default on our payment obligations to Avidbank or not satisfy our financial covenants to Avidbank, and if we do, Avidbank may declare a default, which could lead to all payment obligations becoming immediately due and payable. Avidbank has a first-priority security interest in all our personal property and may foreclose on our personal property to satisfy our payment obligations. In addition, we will be required to curtail or terminate some or all of our business operations and we may determine to pursue a restructuring, which may include a reorganization or bankruptcy under Federal bankruptcy laws, or a dissolution, liquidation and/or winding up. Our investors may lose their entire investment in the event Avidbank forecloses on our personal property to satisfy our payment obligations and/or in the event of a reorganization, bankruptcy, liquidation, dissolution or winding up.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

10.1	Paycheck Protection Program Note dated April 18, 2020 issued by NTN Buzztime, Inc. in favor of Level One Bank.
10.2	Acknowledgment and Agreement Regarding Loan Forgiveness dated April 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: April 21, 2020	By:	/s/ Sandra Gurrola
Sandra Gurrola
Senior Vice President of Finance